UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2009

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A.	Compensation of Executive Officers

Upon recommendation made by the Compensation Committee to the Board of Directors (the “Board”) of Hecla Mining Company (the “Company”), the base salaries of the executive officers were frozen.

B.	Long-Term Incentive Plan

We utilize a Long-Term Incentive Plan for senior executives and other key employees of the Company. Under the plan, a new performance period begins each calendar year and runs for three years. Upon recommendations made by the Compensation Committee, the Board approved goals for the Hecla Mining Company Executive Senior Management Long-Term Incentive Plan for the 2009 – 2011 plan period. The Board also approved the assignment of performance units for the 2009 – 2011 plan period to all executive officers (in the case of Mr. Baker, the independent members of the Board approved his award), as follows:

2009 – 2011 Plan Period

Performance Targets – In general, there should be a continued focus on resource growth and cash contribution generation for the 2009 – 2011 plan period. Emphasis will be placed equally on resource growth and cash contribution for the plan period by weighting resource growth 50% and cash contribution 50% in determining the value of the incentive award at the conclusion of the 2009 – 2011 plan period. Performance targets have been established for resource growth (i.e. silver equivalent resources) and cash contribution generation from the Company’s resources. The goal is to incentivize management to focus on resource growth, production and cost management.

Performance Unit Awards – The Board assigns performance units at the beginning of each three-year plan period. Upon recommendations made by the Compensation Committee, the Board approved the following performance units for the 2009 – 2011 plan period (in the case of Mr. Baker, the independent members of the Board approved his award):

Units

Phillips S. Baker, Jr., President & CEO	5,600
Ronald W. Clayton, Senior V.P. – Operations	1,750
James A. Sabala, Senior V.P. & CFO	1,750
Dean McDonald	1,300
Don Poirier	1,200

Performance Award Value – The value of performance units can range from $0 to $200 per unit, depending on performance. Assuming both targets are met at the 100% level, performance unit terminal value would be $50/unit. For example, assuming both resource growth and cash flow targets are met, the performance award valuation would be as follows:

1.	Resource growth goal @ 100% = $50.00/performance unit
2.	Cash flow goal @ 100% = $50.00/performance unit
3.	Total performance award terminal value = $100.00
4.	Multiplied by number of units awarded an individual participant
5.	Equals total individual participant award

The Company’s Executive and Senior Management Long-Term Performance Payment Plan is incorporated herein by reference from Exhibit 10.1.

C.	2009 Annual Incentive Plan

The Board, based on recommendations of the Company’s senior management and the Compensation Committee, established targeted quantitative and qualitative non-quantitative goals for corporate performance. For 2009, corporate performance quantitative goals include total gold, silver, lead and zinc production, production costs per ounce for silver, cost containment, safety, environmental costs and capital expenditures goals. Corporate qualitative goals include, among other goals, creating financial flexibility, growth, extension of mine life, and resolving certain legal issues.

The Chief Executive Officer’s performance payment for 2009 will be based solely on corporate performance. The Senior Vice Presidents’ will be based on 60% and the other Vice Presidents’ performance payments will be based 55% upon corporate performance.

The Company’s Annual Incentive Plan is incorporated herein by reference from Exhibit 10.2.

Item 8.01 Other Events

On May 29, 2009, the Board of Directors elected to defer dividend payments to the holders of all three classes of the Company’s preferred stock. The three outstanding series of preferred stock are Hecla Series B Cumulative Convertible Preferred Stock, the 6.5% Mandatory Convertible Preferred Stock and the 12% Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1

Hecla Mining Company Executive and Senior Management Long-Term Incentive Plan incorporated by reference herein to Exhibit 10.16(a) to Registrant’s Form 10-K for the period ended December 31, 2008, filed on March 2, 2009. (1)

10.2	Hecla Mining Company Annual Incentive Plan incorporated by reference herein to Exhibit 10.5(a) to Registrant’s Form 10-K for the period ended December 31, 2004, filed on March 16, 2005. (1)

____________________

(1)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ James A. Sabala
James A. Sabala Senior Vice President

Dated:  June 3, 2009